SMSC ANNOUNCES SECOND QUARTER FISCAL 2008 RESULTS

Sales and Earnings Exceed Prior Expectation

HAUPPAUGE, N.Y., September 25, 2007 - SMSC (Nasdaq: SMSC) today announced second quarter fiscal 2008 sales and revenues of $97.5 million, compared to $96.7 million in last fiscal year’s second quarter. On a GAAP basis, second quarter fiscal 2008 net income was $9.3 million, an increase of 62% from $5.7 million in the same period last year, and net income per diluted share was $0.38 versus $0.25 in the second quarter of fiscal 2007.

SMSC also presents non-GAAP financial measures to provide additional insight into underlying operating performance on a comparable basis. Non-GAAP measures exclude charges and credits for Stock Appreciation Rights (SARs) and stock options as recorded pursuant to SFAS 123R, and the amortization of acquired intangible assets. On a non-GAAP basis, for the three months ended August 31, 2007, net income was $14.2 million, an increase of 59% from $8.9 million in the same period last year, and net income per diluted share was $0.59 as compared to $0.39 last year.

Included in both the GAAP and non-GAAP results for the second quarter of fiscal 2008 is a reduction in income tax expense of $2.1 million to adjust deferred tax liabilities due to the reduced German statutory income tax rates enacted in July 2007. Excluding this income tax benefit, non-GAAP net income per diluted share would have been $0.50 for the three months ended August 31, 2007.

Second quarter sales and revenues in the Consumer Electronics & Infotainment, Mobile & Desktop PC and Industrial & Other markets were $37.1 million, $43.5 million and $16.9 million, or 38%, 45% and 17% of total sales and revenues, respectively.

Cash and short-term investments at August 31, 2007 were $181.7 million, up from $169.8 million as of May 31, 2007, and the company has no bank debt. During the quarter the company repurchased 267,818 shares of common stock for $9.3 million, or $34.67 per share.

Steven J. Bilodeau, Chairman and Chief Executive Officer, said, “Revenues and earnings for the second quarter significantly exceeded our prior expectations. SMSC’s sales into notebook PCs were particularly strong. In addition, Consumer Electronics & Infotainment sales were up 20 percent from last quarter.

“We are also pleased to report that we achieved another key goal by exceeding a 15% operating margin on a non-GAAP basis for the quarter, actually delivering 16.1%. In the third quarter, we expect revenues and gross margins to increase and with continued leverage of expenses, non-GAAP operating margins should grow to even higher levels.”

A management teleconference to discuss second quarter results, the outlook for the third quarter and an update on SMSC’s business model is scheduled for Tuesday, September 25th at 5:00 P.M. EDT. Sales and revenues in the fiscal third quarter are expected to be in the range of $98 to $101 million and earnings per diluted share are expected to be in the range of $0.49 to $0.53 per share. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably. Slide presentation materials containing additional disclosure regarding results and future earnings expectations, and a link to a webcast of the teleconference will be accessible from the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information:
Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Operations. Reconciliations of GAAP to non-GAAP measures for the period for the current and prior fiscal year are provided in schedules accompanying this release.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:
SMSC’s quarterly results of operations have not been audited by the Company’s independent accountants. Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, the effects of changing economic conditions domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal embedded controllers, non-PCI Ethernet, ARCNET, MOST and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC is a registered trademark of Standard Microsystems Corporation.

Contact:
Donna Sinacori
SMSC
Phone: 631-434-2808
donna.sinacori@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2007	2006	2007	2006
Sales and revenues	$97,522	$96,663	$179,069	$182,807
Costs and expenses:
Costs of goods sold	47,879	52,359	86,730	97,273
Research and development	18,192	17,142	36,181	32,310
Amortization of intangible assets	1,652	1,591	3,293	3,160
Selling, general and administrative	21,718	18,159	41,990	31,962

Income from operations	8,081	7,412	10,875	18,102
Interest income	1,665	1,173	3,067	2,319
Interest expense	(89)	(111)	(174)	(144)
Other expense, net	52	9	410	(53)

Income before provision for income taxes	9,709	8,483	14,178	20,224
Provision for income taxes	428	2,756	1,695	5,864

Net income	$9,281	$5,727	$12,483	$14,360

Basic net income per share:	$0.40	$0.26	$0.54	$0.66

Diluted net income per share:	$0.38	$0.25	$0.52	$0.62

Weighted average common shares outstanding:
Basic	23,097	21,904	22,939	21,864
Diluted	24,160	22,784	24,010	23,005

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	August 31,	February 28,
	2007	2007
Assets
Current assets:
Cash and cash equivalents	$31,384	$36,255
Short-term investments	150,328	123,768
Accounts receivable, net	55,286	48,014
Inventories	42,646	50,873
Deferred income taxes	19,229	19,312
Other current assets	9,013	8,751

Total current assets	307,886	286,973

Property, plant and equipment, net	56,383	58,020
Goodwill	99,976	98,259
Intangible assets, net	37,824	40,256
Deferred income taxes	6,772	7,094
Other assets	3,265	3,037

Total assets	$512,106	$493,639

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$22,071	$25,617
Deferred income on shipments to distributors	15,452	12,752
Accrued expenses, income taxes and other liabilities	33,071	36,378

Total current liabilities	70,594	74,747

Deferred income taxes	8,087	10,100
Other liabilities	14,509	16,850

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,586	2,511
Additional paid-in capital	295,846	276,701
Retained earnings	153,628	139,657
Treasury stock, at cost	(41,325)	(32,038)
Accumulated other comprehensive income	8,181	5,111

Total shareholders’ equity	418,916	391,942

Total liabilities and shareholders’ equity	$512,106	$493,639

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended August 31,
	2007	2006
Income from operations – GAAP basis (a)	$8,081	$7,412
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	622	270
Research and development	1,972	1,186
Selling, general and administrative	3,394	1,683

	5,988	3,139
Amortization of intangible assets (c)	1,652	1,591

Income from operations – non-GAAP basis (d)	$15,721	$12,142

Net income – GAAP basis	$9,281	$5,727
Non-GAAP adjustments (as scheduled above)	7,640	4,730
Tax effect of non-GAAP adjustments (e)	(2,750)	(1,537)

Net income – non-GAAP basis	$14,171	$8,920

GAAP Net income per share – diluted	$0.38	$0.25

Non-GAAP Net income per share – diluted (f)	$0.59	$0.39

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 8.3% and 7.7% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $679k and $13k, in the three month periods ended August 31, 2007 and 2006, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	16.1% and 12.6% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Six Months Ended August 31,
	2007	2006
Income from operations – GAAP basis (a)	$10,875	$18,102
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	948	(218)
Research and development	3,600	652
Selling, general and administrative	5,674	(395)

	10,222	39
Amortization of intangible assets (c)	3,293	3,160

Income from operations – non-GAAP basis (d)	$24,390	$21,301

Net income – GAAP basis	$12,483	$14,360
Non-GAAP adjustments (as scheduled above)	13,515	3,199
Tax effect of non-GAAP adjustments (e)	(4,865)	(1,078)

Net income – non-GAAP basis	$21,133	$16,481

GAAP Net income per share – diluted	$0.52	$0.62

Non-GAAP Net income per share – diluted (f)	$0.88	$0.72

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 6.1% and 9.9% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $1,420K and $44k, in the six month periods ended August 31, 2007 and 2006, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	13.6% and 11.7% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.